Exhibit 10.1

LIFETIME BRANDS, INC.
COMPENSATION COMMITTEE CHARTER

This Charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lifetime Brands, Inc. (the “Company”).  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  This Charter may be amended only by the affirmative vote of the Board.

Organization

The Committee shall be appointed by the Board and shall comprise at least two directors, each of whom is “independent,” as defined by the United States Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, Inc.  Members of the Committee may be removed at any time by the Board in its discretion.  The Board shall also appoint one member of the Committee as the Committee’s Chair.

Meetings

The Committee shall meet as often as it deems necessary to fulfill its responsibilities and shall report to the Board following each meeting.  The Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Committee may deem appropriate.

Purpose

The purpose of the Committee shall be to assist the Board in discharging its overall responsibilities relating to executive compensation.

Responsibilities and processes

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The following shall be the principal duties and responsibilities of the Committee and are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

•	The Committee shall review and approve compensation principles that apply generally to the Company’s executive and senior employees.

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The Committee shall establish and review corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the Chief Operating Officer of the Company, evaluate their performance in light of the established goals and objectives and approve their annual compensation.

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The Committee shall review the corporate goals and objectives established by the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company relevant to the compensation of the direct reports of the CEO and COO, of the Company and review and, based primarily on the evaluations and recommendations of the CEO and the COO of the Company of the performance of such executive officers in light of the established goals and objectives, approve their annual compensation.

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The Committee shall review the evaluation process and compensation structure for the other members of the senior management of the Company and provide oversight regarding management’s decisions concerning the performance and compensation of such senior management.

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The Committee shall review the compensation of the Board in relation to other United States corporations of similar size and make recommendations to the Board regarding changes in Board compensation, as the Committee deems appropriate.

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The Committee shall administer and shall oversee the Company’s compliance with the requirements under the NASDAQ Marketplace Rules, with respect to the Company’s long-term incentive compensation plans.

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The Committee shall have the authority to retain and terminate at the Company’s expense, an independent compensation-consulting firm(s) to assist the Committee in its evaluation of director or executive compensation, and any legal and other advisors that it deems necessary for the fulfillment of its responsibilities, including the sole authority to approve fees and other retention terms of such firm(s) and other advisors.

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The Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

•	The Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

•	The Committee shall perform an evaluation of its performance annually to determine whether it is functioning effectively.

•	The Committee shall make regular reports to the Board.

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The Committee shall review and discuss compensation programs that may create incentives that can affect the Company’s risk and management of that risk.  To the extent it is determined that such risks are reasonably likely to have a material adverse effect on the Company, the Committee will review and discuss with Company management and other relevant personnel how such disclosure will be made in the Company’s CD&A.